Exhibit 5.1

February 13, 2007	Main +1.206.447.0900 Fax +1.206.447.0849

Costco Wholesale Corporation

999 Lake Drive

Issaquah, Washington 98027

Re:	Costco Wholesale Corporation—Registration Statement on Form S-3 with respect to an indeterminate amount of debt securities

Ladies and Gentlemen:

We have acted as counsel to Costco Wholesale Corporation, a Washington corporation (the “Company”), in connection with the filing by the Company with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”), as may be amended pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed offer and sale from time to time pursuant to Rule 415 under the Securities Act of an indeterminate amount of the Company’s debt securities (the “Securities”).

I.

We have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies. We have based our opinion upon our review of the following records, documents, instruments and certificates and such additional certificates relating to factual matters as we have deemed necessary or appropriate for our opinion:

(a)	The Registration Statement;

(b)	The Amended and Restated Articles of Incorporation of the Company, filed with the Washington Secretary of State on August 27, 1999, and certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

(c)	A Certificate of Existence relating to the Company issued by the Washington Secretary of State, dated February 12, 2007;

(d)	The Bylaws of the Company (and all amendments thereto) certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

(e)	Records certified to us by an officer of the Company as constituting all records of proceedings and actions of the board of directors of the Company relating to the issuance of the Securities by the Company; and

(f)	A certificate (the “Officer’s Certificate”) of an officer of the Company as to certain factual matters.

We have also assumed (i) the Registration Statement, and any amendments thereto, will have become effective; (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with the applicable provisions of the Securities Act, the Trust Indenture Act of 1939, as amended, and the securities or blue sky laws of various states and in the manner stated in the Registration Statement and the applicable prospectus supplement; (iv) the Company will have taken all necessary corporate action to approve the issuance and terms of the Securities;

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Costco Wholesale Corporation

February 13, 2007

(v) definitive indentures with respect to the Securities as described in the Registration Statement and the applicable prospectus supplement, and as filed as an exhibit to or incorporated by reference in the Registration Statement, will have been duly authorized, executed and delivered by the parties thereto; and (vi) as appropriate, the Securities will have been duly executed and authenticated in accordance with the applicable indenture.

II.

This opinion is limited to the federal laws of the United States of America, the laws of the State of Washington and the laws of the State of New York, and we disclaim any opinion as to the laws of any other jurisdiction. We express no opinion as to the applicable choice of law rules that may affect the interpretation or enforcement of the Securities. We further disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental body or as to any related judicial or administrative opinion. Moreover, to the extent that the opinions rendered herein are affected by the laws of any jurisdiction other than the federal laws of the United States of America, the laws of the State of Washington and the laws of the State of New York, we have assumed, with your permission, that the laws of such jurisdictions are identical to the laws of the State of Washington.

III.

Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of our opinion, and subject to the limitations and qualifications expressed herein, it is our opinion that the Securities, when sold and after receipt of payment therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject, as to enforcement, (i) to bankruptcy, insolvency, reorganization, arrangement, moratorium and other laws of general applicability relating to or affecting creditors’ rights, and (ii) to general principles of equity (including without limitation standards of materiality, good faith, fair dealing and reasonableness), whether such enforceability is considered in a proceeding in equity or at law.

IV.

We further advise you that:

A.	As noted, the enforceability of the Securities is subject to the effect of general principles of equity. These principles include, without limitation, concepts of commercial reasonableness, materiality and good faith and fair dealing. As applied to the Securities, these principles will require the parties thereto to act reasonably, in good faith and in a manner that is not arbitrary or capricious in the administration and enforcement of the Securities and will preclude the parties thereto from invoking penalties for defaults that bear no reasonable relation to the damage suffered or that would otherwise work a forfeiture.

B.	The enforceability of the Securities is subject to the effects of (i) Section 1-102 of the New York Uniform Commercial Code (the “New York UCC”), which provides that obligations of good faith, diligence, reasonableness and care prescribed by the New York UCC may not be disclaimed by agreement, although the parties may by agreement determine the standards by which the performance of such obligations is to be measured if those standards are not manifestly unreasonable, (ii) Section 1-203 of the New York UCC, which imposes an obligation of good faith in the performance or enforcement of a contract and (iii) legal principles under which a court may refuse to enforce, or may limit the enforcement of, a contract or any clause of a contract that a court finds as a matter of law to have been unconscionable at the time it was made.

Costco Wholesale Corporation

February 13, 2007

C.	The effectiveness of indemnities, rights of contribution, exculpatory provisions, choice of venue provisions, waivers of jury trial and waivers of the benefits of statutory provisions may be limited on public policy grounds.

D.	Provisions of the Securities requiring that waivers must be in writing may not be binding or enforceable if a non-executory oral agreement has been created modifying any such provision or an implied agreement by trade practice or course of conduct has given rise to a waiver.

V.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the prospectus or any supplement thereto constituting a part of the Registration Statement.

This opinion is rendered to you in connection with the filing of the Registration Statement and is solely for your benefit and the benefit of the purchasers of the Securities. This opinion may not be relied upon by any other person, firm, corporation or other entity without our prior written consent. We disclaim any obligation to advise you of any change of law that occurs, or any facts of which we become aware, after the date of this opinion.

Very truly yours,

HELLER EHRMAN LLP

/s/    HELLER EHRMAN LLP